UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 30, 2017 (January 25, 2017)

Date of Report (Date of earliest event reported)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37575	68-0680859

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

641 Lexington Avenue

27th Floor

New York, NY 10022

(Address of principal executive offices)

(646) 507-5710

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 25, 2017, Staffing 360 Solutions, Inc. (the “Company”) entered into a financing transaction (the “Financing”) pursuant to a Note and Warrant Purchase Agreement (the “Purchase Agreement”) by and between the Company, Jackson Investment Group LLC (the “Purchaser”) and the following subsidiaries of the Company (the “Subsidiary Guarantors”): Faro Recruitment America, Inc. (“Faro”), Monroe Staffing Services, LLC (“Monroe”), Staffing 360 Solutions Limited, Longbridge Recruitment 360 Limited, The JM Group (IT Recruitment) Limited, PeopleSERVE, Inc. (“PSI”), PeopleSERVE PRS, Inc. (“PRS”) and Lighthouse Placement Services, Inc. (“Lighthouse”). On January 26, 2017 (the “Closing Date”), pursuant to the terms of the Purchase Agreement, the Company issued to the Purchaser for an aggregate purchase price of $7,400,000: (i) a 6% Subordinated Secured Note (the “Note”) in the aggregate principal amount of $7,400,000 (the “Principal Amount”), (ii) one warrant (the “Warrant”) to purchase shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) and (iii) 1,650,000 shares of Common Stock (the “Commitment Fee Shares”). The Subsidiary Guarantors guaranteed to the Purchaser the prompt payment of the obligations of the Company owed to the Purchaser under the Purchase Agreement (the “Secured Obligations”), including the repayment of the Note.

The Note accrues interest on the Principal Amount at a rate of six percent (6%) per annum and has a maturity date of July 25, 2018 (the “Maturity Date”). All accrued and unpaid interest on the outstanding principal balance of the Note shall be due and payable in full on the Maturity Date. At any time during the term of the Note, upon notice to the Purchaser, the Company may also, at its option, redeem all or some of the then outstanding principal amount of the Note by paying to the Purchaser an amount not less than $100,000 of the outstanding principal (and in multiples of $100,000), plus any accrued but unpaid interest and liquidated damages and other amounts due under the Note.

The Note’s principal is not convertible into shares, however 50% of the accrued interest on the Note can be converted into shares of Common Stock, at the sole election of the Purchaser prior to maturity, at a conversion price equal to $2.00 per share (subject to adjustment) (the “Interest Conversion Shares”).

In connection with the issuance of the Warrant, the Company and the Purchaser entered into a warrant agreement (the “Warrant Agreement”), which governs the terms of the Warrant. Beginning on the date six months from the Closing Date, the Warrant entitles the Purchaser to purchase up to 3,150,000 shares of Common Stock. The Warrant is exercisable for a term of four and a half (4.5) years, beginning on the date six months from the Closing Date. The Warrant has an initial exercise price (the “Exercise Price”) equal to $1.35 per share (subject to adjustment). The Exercise Price is subject to anti-dilution protection, including protection in circumstances where Common Stock is issued pursuant to the terms of certain existing convertible securities, provided that the exercise price shall not be adjusted below a price that is less than the consolidated closing bid price of the Common Stock as reported by the NASDAQ Stock Market on the business day immediately prior to the date of issuance, as more fully described in the Warrant Agreement. The Warrant must be exercised for cash, as there are no cashless conversion features in the Warrant.

Under the Purchase Agreement, the Company is obligated to register the Interest Conversion Shares, the shares of Common Stock underlying the Warrant, and the Commitment Fee Shares pursuant to a registration statement with the Securities and Exchange Commission no later than forty-five (45) days after the Closing Date.  In addition, according to the requirements of the Purchase Agreement, the Company used the proceeds from the Financing to repay debt (specifically including the Company’s 8% Senior Secured Convertible Debentures originally issued to Hillair Capital Investments L.P. under that certain Securities Purchase Agreement entered into on July 8, 2015, as amended, on the Closing Date), to pay transaction fees and expenses incurred by the Company in connection with the Financing, and for working capital and the general corporate purposes of the Company.

Pursuant to the Purchase Agreement, the Company entered into a security agreement (the “Security Agreement”) with the Purchaser and the following subsidiaries of the Company (the “US Subsidiary Guarantors”): Faro, Monroe, PSI, PRS and Lighthouse. Pursuant to the Security Agreement, each U.S. Subsidiary Guarantor granted to the Purchaser a present and continuing security interest in and lien on all of its Collateral (as defined therein) in order to secure the payment and performance of the Secured Obligations. These same parties also entered into a pledge agreement (the “Pledge Agreement”) in favor of the Purchaser, wherein the U.S. Subsidiary Guarantors and the Company pledged to the Purchaser all of the outstanding membership interests, partnership interests or shares of stock of their own respective subsidiaries.

In connection with the Financing, the Company also entered into a Subordination Agreement (the “Subordination Agreement”), by and among the Company, the Purchaser, the U.S. Subsidiary Guarantors and MidCap Funding X Trust, pursuant to which the parties thereto agreed that the obligations of the Company to the Purchaser under the Purchase Agreement and under the Note shall be subordinate to the Company’s obligations to MidCap Funding X Trust, as successor-by-assignment to Midcap Financial Trust, under those certain Credit and Security Agreements, entered into on April 8, 2015, which agreements the Company, the U.S. Subsidiary Guarantors, and MidCap Funding X Trust are a party to.

A copy of the Purchase Agreement, the Note, the Warrant Agreement, the Warrant, the Security Agreement, the Pledge Agreement and the Subordination Agreement are filed with this Current Report on Form 8-K as Exhibits 10.1, 4.1, 10.2, 4.2, 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference, and the foregoing descriptions of such documents and the transactions contemplated thereby are qualified in their entirety by reference thereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above with respect to the issuance of 1,650,000 shares of Common Stock and the issuance of the Note and the Warrant to the Purchaser pursuant to the Purchase Agreement, is incorporated herein by reference. Such issuances were undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

Item 8.01.	Other Events.

On January 30, 2017, the Company issued a press release announcing the closing of the Financing, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Subordinated Secured Note issued to the Purchaser
4.2	Warrant issued to the Purchaser
10.1	Note and Warrant Purchase Agreement, dated January 25, 2017, by and among the Company, the Purchaser and the Subsidiary Guarantors
10.2	Warrant Agreement, dated January 25, 2017, by and among the Company and the Purchaser
10.3	Security Agreement, dated January 25, 2017, by and among the Company, the Purchaser and the U.S. Subsidiary Guarantors
10.4	Pledge Agreement, dated January 25, 2017 by and the Company, the Purchaser and the U.S. Subsidiary Guarantors
10.5	Subordination Agreement, dated January 25, 2017, by and among Midcap Funding X Trust, the Purchaser, the Company and the U.S. Subsidiary Guarantors
99.1	Press Release dated January 30, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2017	STAFFING 360 SOLUTIONS, INC.

	By:	/s/ Brendan Flood
Brendan Flood
Executive Chairman